Exhibit 3.4

RESTATED

CERTIFICATE OF INCORPORATION

OF

CHARLES REVSON INC.

Under Section 807 of the Business Corporation

Law of the State of New York

The undersigned, Michael T. Sheehan, certifies that he is an Authorized Officer of Charles Revson Inc., a corporation organized and existing under the laws of the State of New York, and does hereby further certify as follows:

(1)      The name of the corporation is Charles Revson Inc.

(2)      The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of New York on August 10, 1966.

(3)      The Certificate of Incorporation, as now in full force and effect, is hereby amended by adding a new Article SIXTH which reads as follows:

“SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.”

(4)      This Restated Certificate of Incorporation was duly authorized by a vote of the Board of Directors followed by the unanimous written consent of the sole stockholder of the outstanding common stock of the corporation.

(5)      The text of the Restated Certificate of Incorporation of the corporation as amended hereby is restated to read in its entirety, as follows:

FIRST: The name of the corporation is

CHARLES REVSON INC.

hereinafter sometimes called the “corporation”.

SECOND: The purposes for which it is formed are as follows:

To prepare, compound, manufacture, purchase or otherwise acquire, sell or otherwise dispose of, import, export and trade in generally all kinds of cosmetics, toilet articles and grooming aids, lotions, creams, tonics, soaps, shampoos, fragrances and general merchandise of every kind, nature and description.

To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with, raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.

To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good-will of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, to own, hold, to sell, assign or otherwise dispose of, or in any manner to deal in or with, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued, to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes; to consent, or otherwise act with respect thereto, without limitations; and to issue in exchange therefor the corporation’s stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property, or for any purpose relating to the business of the company, and if deemed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust or otherwise.

To lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.

Subject to the limitations prescribed by statute and in furtherance of its corporate business, to pay pensions, establish and carry out pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of its directors, officers and employees.

To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in the territories and the District of Columbia and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold, possess, purchase, lease, mortgage and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.

To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD: The office of the corporation in the State of New York is to be located in the City and County of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200), all of which are without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Revlon Consumer Products Corporation., 625 Madison Avenue, New York, New York 10022, Attention: Secretary.

SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 19th day of February, 2002.

/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Vice President and Assistant Secretary

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